UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 6, 2008 (July 31, 2008)

Ore Pharmaceuticals Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23317	06-1411336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

610 Professional Drive, Suite 101, Gaithersburg, Maryland	20879
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (240) 361-4400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

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Item 5.04           Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board of Directors of Ore Pharmaceuticals Inc. (the “Company”) amended Section 35 of the Company's By-laws (the “By-laws”), effective as of July 31, 2008, to allow the Board to elect as to any class of stock to discontinue issuing stock certificates so that such shares would be uncertificated. The Board of Directors approved a further resolution to discontinue issuing certificates for the Company’s Common Stock. Henceforth, the ownership of Common Stock of the Company for registered stockholders will be recorded on the books of the Company’s transfer agent, but stockholders will not receive stock certificates.  The revised Section 35 also provides that any certificate for shares of stock issued prior to, and outstanding as of the date of, the adoption of a resolution to discontinue issuing stock certificates shall continue to be valid until such certificate is surrendered to the Company.

The full text of the By-laws, as amended, is filed as Exhibit 3.2 to this Current Report, and amended Section 35 thereof is incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

3.2	By-laws of Ore Pharmaceuticals Inc., as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2008	ORE PHARMACEUTICALS INC.

	By:	/S/ Philip L. Rohrer Jr.
Philip L. Rohrer Jr.
Chief Financial Officer

EXHIBIT INDEX
Exhibit Number	Description

3.2	By-laws of Ore Pharmaceuticals Inc., as amended